Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 6, 2007, except for Note 12 as to which the date is September 6, 2007, relating to the financial statements of Constant Contact, Inc., which is included in its Registration Statement on Form S-1 (File No. 333-144381) filed with the Securities and Exchange Commission.
PricewaterhouseCoopers LLP
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 8, 2008